Exhibit 4.16

EXECUTION VERSION

GUARANTOR JOINDER AGREEMENT (this “Guarantor Joinder Agreement”) dated as of October 1, 2015 among BLACKSTONE HOLDINGS FINANCE CO. L.L.C. (the “Borrower”), BLACKSTONE HOLDINGS I L.P., BLACKSTONE HOLDINGS II L.P., BLACKSTONE HOLDINGS III L.P., and BLACKSTONE HOLDINGS IV L.P. (collectively, the “Existing Guarantors”), BLACKSTONE HOLDINGS AI L.P., a Delaware limited partnership (the “New Guarantor”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of March 23, 2010, as amended and restated as of May 29, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blackstone Holdings Finance Co. L.L.C., as Borrower, Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., and Blackstone Holdings IV L.P., as Guarantors, the Lenders from time to time party thereto and the Administrative Agent.

B. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

C. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrower, and the Borrower, the Existing Guarantors and the New Guarantor desire that the New Guarantor become a Guarantor under the Credit Agreement pursuant to the provisions of Section 2.20 of the Credit Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. Each of the Borrower, the Existing Guarantors and the New Guarantor represents and warrants to the Lenders and the Administrative Agent that the New Guarantor is an Eligible Additional Guarantor. Upon the effectiveness hereof, the New Guarantor, by joining the Credit Agreement as evidenced by its signature below, represents and warrants that all the representations and warranties in the Credit Agreement relating to the New Guarantor (after giving effect to this Guarantor Joinder Agreement) are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

SECTION 2. In accordance with Section 2.20 of the Credit Agreement, the New Guarantor, upon the effectiveness hereof, becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Credit Agreement shall, upon effectiveness hereof, be deemed to include the New Guarantor. The New Guarantor agrees that it will be jointly and severally liable for the Obligations of the Borrower under the Credit Agreement together with the Existing Guarantors.

SECTION 3. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Guarantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 4. This Guarantor Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantor Joinder Agreement shall become effective (i) when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Borrower, the New Guarantor, each of the Existing Guarantors and the Administrative Agent and (ii) the other conditions with respect to the New Guarantor and this Guarantor Joinder Agreement set forth in Section 4.03 of the Credit Agreement have been satisfied. Delivery of an executed signature page to this Guarantor Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof.

SECTION 5. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect. This Guarantor Joinder Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

SECTION 6. THIS GUARANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Guarantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

SECTION 9. The Borrower, the New Guarantor and the Existing Guarantors agree, jointly and severally, to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Guarantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantor Joinder Agreement to be duly executed by its authorized officer as of the day and year first above written.

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

By:	/s/ John G. Finley

	Name:	John G. Finley

	Title:	Chief Legal Officer

[Signature Page to Guarantor Joinder Agreement]

BLACKSTONE HOLDINGS I L.P.
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ John G. Finley

	Name:	John G. Finley

	Title:	Chief Legal Officer

[Signature Page to Guarantor Joinder Agreement]

BLACKSTONE HOLDINGS II L.P.
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ John G. Finley

	Name:	John G. Finley

	Title:	Chief Legal Officer

[Signature Page to Guarantor Joinder Agreement]

BLACKSTONE HOLDINGS III L.P.
By: Blackstone Holdings III GP L.P., its General Partner
By: Blackstone Holdings III GP Management L.L.C., its General Partner
By:	The Blackstone Group L.P., its sole member,
By: Blackstone Group Management L.L.C., its General Partner

By:	/s/ John G. Finley

	Name:	John G. Finley

	Title:	Chief Legal Officer

[Signature Page to Guarantor Joinder Agreement]

BLACKSTONE HOLDINGS IV L.P.
By: Blackstone Holdings IV GP L.P., its General Partner
By: Blackstone Holdings IV GP Management (Delaware) L.P., its General Partner
By: Blackstone Holdings IV GP Management L.L.C., its General Partner
By:	The Blackstone Group L.P., its sole member,
By: Blackstone Group Management L.L.C., its General Partner

By:	/s/ John G. Finley

	Name:	John G. Finley

	Title:	Chief Legal Officer

[Signature Page to Guarantor Joinder Agreement]

BLACKSTONE HOLDINGS AI L.P.
By: Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ John G. Finley

	Name:	John G. Finley

	Title:	Chief Legal Officer

Address and telecopy number for notices:

c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154
Fax +1 212-583-5749

[Signature Page to Guarantor Joinder Agreement]

CITIBANK, N.A., as Administrative Agent,

By:	/s/ Maureen P. Maroney

	Name:	Maureen P. Maroney

	Title:	Authorized Signatory

[Signature Page to Guarantor Joinder Agreement]